SCHEDULE 14C INFORMATION

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☒ Definitive Information Statement

JAVA EXPRESS, INC.

(Name of Registrant as specified in its Charter)

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Contact Person:

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

JAVA EXPRESS, INC.

4626 North 300 West, Suite 365

Provo, Utah 84604

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY

INTRODUCTION

This Information Statement is being furnished by Java Express, Inc., a Nevada corporation (the “Company,” “Java,” “we”, “our” or “us” or words of similar import) to our shareholders, regarding the adoption of Amended and Restated Articles of Incorporation (“Amended and Restated Articles of Incorporation”) and the adoption of new Bylaws (“Amended Bylaws”).

We have been a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Commission since June, 2006, engaged in the business of seeking business opportunities in the form of mergers, acquisitions or business combinations that would be beneficial to us and our shareholders (our “Business”).  Our present directors, whose were elected to our Board of Directors following the cessation of our prior business operations in 2006, have determined that it would be in our best interests to amend and restate our Articles of Incorporation and to amend our Bylaws in a manner that may assist us in our Business.  Shell companies are customarily utilized by private companies desiring to become publicly-held by completing a “reverse” merger, acquisition or other business combination with a company like us that is already publicly-held.  “Reverse” transactions of this type are often sought as a means of becoming a publicly-held company by private companies because the time, cost and expense associated with these types of transactions have the potential of being substantially less than those customarily associated with an initial public offering (“IPO”), among other factors.  The Amended and Restated Articles of Incorporation and the Amended Bylaws are believed to contain provisions that are consistent with these goals.

Our current Articles of Incorporation contain the following provisions that our Board of Directors believe are adequately covered by the Nevada Revised Statutes, Chapter 78, Private Corporations (“Nevada Law”), and the removal of which may make it easier and less costly for us to facilitate our Business, thereby hopefully making us a more attractive candidate for a privately-held company seeking a merger, acquisition or business combination as a means of becoming a publicly-held company:

•

A detailed list of voting rights, privileges and preferences of our authorized and issued common stock that is consistent with those rights, privileges and preferences already set forth in Nevada Law,

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That our Bylaws can only be amended by the affirmative vote of the holders of 66-2/3% of our outstanding voting securities.

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A provision that restricts actions that can be taken by shareholders without a meeting as presently allowed under Nevada Law unless the action is also approved by a majority of our Board of Directors.

•

Provisions limiting the right of our shareholders to modify any of the foregoing provisions unless adopted by a vote of at least 66-2/3% of our outstanding voting securities.

Our Board of Directors also believes that adding provisions to our Articles of Incorporation that will (i) allow our Board, without shareholder approval, to effect pro rata forward or reverse splits of our outstanding common stock where no amendment to our Articles of Incorporation would be required and our authorized capital and par value would remain unchanged, and to (ii) change our name, without shareholder approval, to a name that conforms with any product or service acquired or any company acquired by merger, acquisition or other business combination, may also facilitate our ability to complete one of these types of transactions that comprise our Business, and could minimize the customary associated time and expense.

APPROXIMATE DATE OF MAILING: October 27, 2010.

Our Board of Directors further believes that opting out of the Nevada Control Share Acquisitions Act, Sections 378 to 3793, inclusive, of Nevada Law, and Sections 411 through 444, inclusive, Combinations with Interested

Stockholders, of Nevada Law, would also be beneficial to us and our shareholders and the fulfilling of our Business purpose because transactions of the type sought with an undercapitalized company like us usually involve control share acquisitions and often involve agreements with principal shareholders respecting the purchase or cancellation of a portion of the shares they own as a condition of the closing any such business combination.  Being subject to these provisions is believed to be counterproductive to our intended Business.  If shareholder approval were required as a condition of completing any of these types of transactions, the associated time and cost savings benefits customarily sought in “reverse” mergers, acquisitions and business combinations with shell companies would be lost, thereby leaving us little chance to complete any such transaction or be successful in our intended Business.  Neither our present Articles of Incorporation nor our present Bylaws exempt us from being governed by the provisions of the Control Share Acquisitions Act or the provisions of the Combinations with Interested Stockholders sections of Nevada Law.

Our present Bylaws contain some similar references, where applicable, consistent with the foregoing, that our Board of Directors desire to change, primarily respecting the 66-2/3% shareholder voting requirements and the limitations on actions by shareholders without a meeting.

We have determined, based upon resolutions of our Board of Directors and persons owning 66-2/3% of our outstanding voting securities, to delete:

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The general description of preferences, qualifications, limitations, restrictions and the special or relative rights of the authorized common stock, except for the limitations on preemptive rights and cumulative voting.

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The provisions regarding filling vacancies and other provisions related to our Board of Directors already covered by Nevada Law.

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The provisions respecting the requirement of 66-2/3% combined voting power of all our outstanding shares of all classes or series of voting securities to amend our Articles of Incorporation and Bylaws.

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The provision requiring that actions cannot be taken by shareholders by written consent without the approval of a majority of our Board of Directors.

We have also determined to include provisions in our Articles of Incorporation that will allow our Board, without shareholder approval, to: (i) effect pro rata forward or reverse splits of our outstanding common stock where no amendment to our Articles of Incorporation would be required and our authorized capital and par value would remain unchanged; and to (ii) change our name to a name that conforms with any product or service acquired or any company acquired.

Further, we have determined to include amendments to our Articles of Incorporation under which we have opted out of being governed by the provisions of the Nevada Control Share Acquisitions Act, Sections 378 to 3793, inclusive, of Nevada Law, and Sections 411 through 444, inclusive, Combinations with Interested Stockholders, of Nevada Law, or any statute of similar effect or tenor.

Our Amended Bylaws contain updated provisions as permitted by Nevada Law that are consistent with our Amended and Restated Articles of Incorporation and which specifically provide, among other things, that any action required to be taken at a meeting of our shareholders, or any other action which may be taken at a meeting of our shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders under Nevada Law.

Our Amended and Restated Articles of Incorporation and the Amended Bylaws were unanimously adopted by our Board of Directors and certain persons who own in excess of a majority of our outstanding voting securities (the “Majority Shareholders”), collectively beneficially owning 8,529,140 shares of our common stock or approximately 75.6% of our outstanding voting securities.  No other votes are required or necessary to adopt the Amended and Restated Articles of Incorporation and the Amended Bylaws, and none are being solicited hereunder.  See the captions “VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF and “AMENDMENTS AND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AMENDED BYLAWS AND VOTE REQUIRED FOR APPROVAL,” herein.

On a date that is at least 21 days from the mailing of this Information Statement to our shareholders, our Amended Bylaws will become effective, and the Amended and Restated Articles of Incorporation will be filed with the Secretary of State of the State of Nevada and will be effective on filing. Our Amended and Restated Articles of Incorporation and Amended Bylaws are the only matters covered by this Information Statement.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Amended and Restated Articles of Incorporation provide for: (i) perpetual existence of the Company (Articles I and II, respectively); (ii) replace the specific enumerated purposes and powers with the general statement that any lawful business may be pursued (Article III); (iii) retain the Company’s capitalization at 70,000,000 shares comprised of 60,000,000 shares of common voting stock with a par value of  one mill ($0.001) per share, and 10,000,000 shares of preferred stock with a par value of one mill ($0.001) per share, with the rights, privileges and preferences of our preferred stock to be set by our Board of Directors (eliminating the general description of preferences, qualifications, limitations, restrictions and the special or relative rights of the common stock presently enumerated in our Articles of Incorporation) (Article IV); (iv) provide that the Company shall be governed by a Board of Directors consisting of no less than one director nor more than nine directors (eliminating the provisions regarding vacancies and other provisions related to the Board of Directors) (Article V); (v) add provisions opting out of the Control Share Acquisitions Act and the Combinations with Interested Stockholders Act of  Nevada Law (Articles VI and VII); (vi) add provisions regarding indemnification of certain persons (Article VIII); (vii) eliminate the provisions respecting the requirement of  66-2/3% combined voting power of all outstanding shares of all classes or series of our securities to amend the Articles of Incorporation and the Bylaws of the Company; (viii) eliminate the provision requiring that actions could not be taken by shareholders by written consent without the approval of a majority of the Board of Directors; (ix) add provisions that the Articles of Incorporation and the Bylaws may be amended by the Board of Directors as outlined by Nevada Law (Articles IX and X); (x) add provisions regarding conflicts of interest between the Company, its officers and directors and other corporations (Article XI); (xi) add provisions providing that the Board of Directors, without shareholder approval, may change the name of the Company in certain circumstances (Article XII); and (xii) add provisions that the Board of Directors, without shareholder approval, may adopt any re-capitalization of the Company’s outstanding securities in the form of forward or reverse splits provided no change in the authorized shares or par value is effected as a result thereof, while retaining the current authorized shares and par values (Article XIII).

The following constitutes the full text of our Amended and Restated Articles of Incorporation:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

JAVA EXPRESS , INC.

ARTICLE I - NAME

  The name of the corporation (hereinafter called the “Corporation”) is “Java Express, Inc.”

ARTICLE II - DURATION

The Corporation shall have perpetual existence.

ARTICLE III - PURPOSES AND POWERS

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the Nevada Revised Statutes, as amended or supplemented from time to time (the “NRS”).

ARTICLE IV - CAPITALIZATION

The aggregate number of shares which this Corporation shall have authority to issue is 70,000,000 shares, comprised of 60,000,000 shares of common stock of a par value of one mill ($0.001) per share, and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share.  The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred stock or any class or series thereof, by amendment hereto, without shareholder approval, as provided in the NRS.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)

the number of shares constituting a series, the distinctive designation of a series and the stated value of a series, if different from the par value;

(2)

whether the shares or a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on such shares, whether the dividends are cumulative and the relative rights or priority of dividends on shares of that series;

(3)

whether the shares or a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

(4)

whether the shares or a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

(5)

whether the shares or a series are redeemable and the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

(6)

whether the shares or a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

(7)

the right of the shares or a series to the benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

(8)

the rights of the shares or a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a series; and

(9)

any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such shares or series.

Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of the Corporation; nor shall shareholders be entitled to vote cumulatively for the election of directors of the Corporation.

ARTICLE V - BOARD OF DIRECTORS

The Corporation shall be governed by a Board of Directors that consists of not less than one director nor more than nine directors.

ARTICLE VI - CONTROL SHARES ACQUISITIONS

The Corporation expressly opts out of, or elects not to be governed by the “Acquisition of Controlling Interest” provisions contained in NRS Sections 378 through 3793 inclusive, all as permitted under NRS Section 378(1).

ARTICLE VII - COMBINATIONS WITH

INTERESTED STOCKHOLDERS

The Corporation expressly opts out of, and elects not to be governed by the “Combinations with Interested Stockholders” provisions contained in NRS Sections 411 through 444, inclusive, all as permitted under NRS Section 434.

ARTICLE VIII - INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the NRS, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX - AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by NRS, and all rights conferred upon shareholders herein are granted subject to this reservation.

To the full extent permitted under the NRS, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation’s Articles of Incorporation.

ARTICLE X - BYLAWS

Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the NRS and subject to shareholders’ rights to alter, amend or repeal the Bylaws under the NRS.

ARTICLE XI - CONFLICTS OF INTEREST

To the full extent contemplated by the NRS, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation.  Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested.  Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE XII - RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the corporation by effecting forward or reverse splits of all of the outstanding securities of the corporation, pro rata, with appropriate adjustments to the Corporation’s capital accounts, provided that the re-capitalization does not require any amendment to the Articles of Incorporation of the Corporation.

ARTICLE XIII -AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation’s business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.  This provision shall not abrogate the rights of shareholders to otherwise change the name of the Corporation by amending the Corporation’s Articles of Incorporation in the manner prescribed in the NRS.

END OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

REASONS FOR THE ADOPTION OF THE AMENDMENTS AND THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION

Control Shares Acquisitions

Under the Control Share Acquisitions Act, Sections 378 through 3793, inclusive, of Nevada Law, shareholders who acquire a controlling interest in a Nevada publicly-held corporation may not vote their control shares unless the voting rights are approved by the holders of a majority of the voting power of the corporation.  A provision like this would take substantial time, cost and expense to satisfy, and it would require substantially all business combinations involving mergers and many acquisitions involving share exchanges to be approved by our shareholders, potentially negating the primary reasons why privately-held companies seek business combinations with shell companies. Nevada Law Section 378 permits a Nevada corporation to opt out of these provisions through a provision in its articles of incorporation or bylaws.  Our Board of Directors and the Majority Shareholders believe that it will make us a more attractive candidate for a merger, acquisition or business combination transaction, thereby assisting us in our intended Business, if we have opted out of the Nevada Control Share Acquisitions Act.  As of the date hereof, there are no agreements, arrangements or understandings of any kind that would result in a change in control of the Company.

Combinations with Interested Stockholders

Management also believes Nevada Law Sections 411 through 444, inclusive, Combinations with Interested Stockholders, may limit the ability of our Board of Directors to approve transactions that may be beneficial to us and our shareholders in connection with the completion of beneficial business combinations or other similar transactions with interested shareholders as defined in Nevada Law.  Though no such transactions are presently contemplated, management believes opting out of these restrictive provisions will also make us a more attractive candidate for a merger, acquisition or business combination transaction in the future, by reducing the time, cost and expense of any such transaction.

Indemnification

These provisions specifically allow us to indemnify any and all persons whom we shall have the power to indemnify under and in accordance with the NRS.  Management believes that specifically reciting these rights in our Articles of Incorporation will help us attract and retain the services of members of management or others who could benefit by these provisions while seeking to complete transactions that are consistent with our business.

Conflicts of Interest

These provisions are consistent with Section 140 of Nevada Law dealing with restrictions on transactions involving interested directors or officers and would apply to us even if such provisions were not specifically stated in our

Articles of Incorporation.  Management believes that specifically stating these provisions in the Articles of Incorporation provides management with guidelines in transactions where conflicts of interest may arise, while assuring protection when compliance with these requirements is met.  There are no current plans, arrangements or understandings for any such transaction.

Name Changes and Recapitalizations by the Board of Directors without Shareholder Approval

Article XIII would authorize our Board of Directors to amend our Articles of Incorporation to change the name of the Corporation to any name that conforms with any business or industry that the Board of Directors determines that the Corporation should engage in or which conforms with the name or names of any product, property, business or company acquired by the Corporation. Our Board of Directors believes that our ability to quickly change our name in these events is essential to our Business and the time and expense savings associated with the customary process of changing a corporate name.  There are no current plans, arrangements or understandings with anyone that would result in a name change.

Article XIII would authorize our Board of Directors to adopt any re-capitalization affecting our outstanding securities by effecting forward or reverse splits of any such outstanding securities, provided that the re-capitalization does not require any amendment to our Articles of Incorporation.  Our Board of Directors believes that our ability to quickly effect re-capitalizations is essential to the furtherance of our current Business of seeking merger, acquisition or business combination candidates as capital structure is often critical to any such transactions.  There are no current plans, arrangements or understandings with us that would result in any re-capitalization.  Requiring shareholder approval of these types of actions is very time consuming and costly, and our capital resources are nil.

Any reverse split may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us. By retaining our authorized capital and par value, a reverse split of our outstanding voting securities will increase the number of authorized but unissued voting securities available for issuance and will give us a larger number of shares that may be issued in order to deter any potential takeover of us, even if such a takeover would be beneficial to our shareholders.  Our Board of Directors may issue such shares in order to dilute the holdings of a potential suitor or to increase the number of shares held by parties that are “friendly” to the Board.  This tactic may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger, acquisition, business combination or other transaction.  The ability to prevent a change in control may deprive our shareholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common shareholders.  All of these effects may make us a more attractive candidate for a “reverse” business combination because these provisions would provide future protection for the privately-held company seeking to become publicly-held.  Despite these potential anti-takeover effects, our Board of Directors and the Majority Shareholders believe that the flexibility afforded by the ability to effect a forward or reverse splits outweighs any potential disadvantages, especially if these actions assist in the facilitation of any merger, acquisition or business combination negotiated by our Board of Directors and furthers our Business purpose.  The Board of Directors and the Majority Shareholders have adopted this provision with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors are not aware of any proposed attempt to acquire a controlling interest in us, and we have no present intention to use the increased number of authorized common shares for any anti-takeover purpose, or to benefit our current management or otherwise.

Our issuance of any additional shares of common stock available after any reverse split may dilute both the equity interests and the earnings per share of our existing common shareholders.  Such dilution may be substantial, depending on the number of shares issued.  It is anticipated that the issuance of additional securities by us following any potential reverse split effected as a result of this provision will be to complete a transaction within our present Business purpose that would be beneficial to us and our shareholders.  The members of our Board of Directors are fully aware of their fiduciary duties to our shareholders in adopting this provision and other provisions discussed herein.

Forward splits can presently be effected by dividend under Nevada Law without shareholder approval, so there is little change to our Board’s authority in this respect.

Elimination of the Designation of Certain Rights of Common Stock

The rights of common shareholders presently enumerated in the Articles of Incorporation are already afforded shareholders by the provisions of the NRS.  With the exception of the reference in the current Article VI to the Board’s authority to make offers of options, rights and warrants “to all holders of common stock if an identical offering is made simultaneously to all holders of stock,” these current provisions add nothing to these rights; and the present provision mentioned about the offer of options, rights and warrants to all holders of common stock makes no sense in its present form.  That particular Section clearly is speaking about “common shareholders” only, as it goes on to say “All such offerings of options, rights or warrants shall offer the respective holders of Common Stock the right to subscribe at the same rate per share.”  This provision is also deemed by our Board to be counter productive to our intended Business of seeking a merger, acquisition or business combination candidate.  The amended provisions regarding rights of common shareholders retain the prohibition of preemptive rights and no cumulative voting, but the amended provisions do not otherwise have any adverse material effect on the rights of our existing common shareholders.

Elimination of the Provisions Regarding Vacancies and Other Provisions Related to the Board of Directors

Nevada Law does not require the Articles of Incorporation to contain this information.  The Amended Bylaws contain provisions governing the Board of Directors.

Elimination of Provisions Respecting the Requirements of the 66-2/3% Combined Voting Power of all Outstanding Shares of all Classes or Series of the Company in order to Amend the Articles of Incorporation or the Bylaws and the Provisions Requiring the Board of Directors to Approve any action taken by less that all of our Stockholders

We are eliminating the 66-2/3% to provide that actions may be approved by majority approval of the matters being voted on in accordance with Nevada Law.  Also, the requirement of Board approval of shareholder action by less than all of our shareholders was thought by our management to be an abuse of power and contrary to the interests of our shareholders.

The provisions that were deleted from our Articles of Incorporation basically related to governing our affairs that are adequately covered by the applicable provisions of Nevada Law.  We do not believe that these deletions will  have any adverse effect on the rights of our shareholders.

AMENDED BYLAWS

With a few exceptions, the Amended Bylaws contain essentially the same information as the current Bylaws but with updated provisions as permitted by Nevada Law:

Article I provides for the location of our offices.

Article II outlines information regarding shareholder meetings, including location, notice, record date, voting lists, quorum, voting and proxies.  We are eliminating the provision requiring that actions could not be taken by shareholders by written consent without the approval of a majority of the Board of Directors and are adding a provision that any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting under Nevada Law.

Article III outlines information regarding directors including, among other things, number, term, classification, meetings, notice of meetings, quorum, vacancies, compensation, resignations, written consent and removal.  The current Bylaws provide that the number of directors will be set by the Board of Directors, but we have included a provision in the Amended Bylaws that the number of directors shall consist of one to nine persons.  We have eliminated the provision regarding director conflicts of interest as this provision is covered in the Amended and Restated Articles of Incorporation, and we have also eliminated the provision for the election of a board of outside directors.

Article IV outlines information regarding officers, including, among other things, number, election, term, resignations, removal, vacancies, salaries and an outline of the general duties of each officer.  The Amended Bylaws provide for a president, one or more vice presidents, a secretary and a treasurer.  The current Bylaws do not provide for a vice president.

Article V outlines information regarding the execution of instruments, borrowing of money and corporate funds including, among other things, loans, deposits, checks and drafts, bonds, the sale or transfer of securities and proxies.

Article VI outlines information regarding our capital shares including, among other things, certificates, transfers, transfer agents, fixing of record dates and lost or destroyed certificates.  This Article also provides that the Company elects not to be governed by the provisions of the Nevada Control Share Acquisitions Act, Sections 378 to 3793, inclusive, of the Nevada Law, or any statute of similar effect or tenor.

Article VII outlines information regarding committees including, among other things, how the committees are constituted, powers, proceedings, quorum, resignations, removal, vacancies and compensation.

Article VIII outlines information regarding indemnification, insurance and officer and director contracts.

Article IX sets the fiscal year of the Company by resolution of the directors.  The current Bylaws sets December 31 as the year end, or by resolution of the directors.

Article X outlines the manner of declaring and paying dividends on its outstanding shares.

Article XI outlines the method by which the Bylaws may be amended, altered, repealed or amended bylaws made. We have eliminated the provisions from the current Bylaws respecting the requirement of the affirmative vote of 66-2/3% of all then outstanding shares of voting stock to amend the Bylaws.

We have eliminated provisions in the current Bylaws regarding the keeping of books and records and inspection of such books and records and added provisions allowing reasonable inspection by those allowed by law.

We have eliminated provisions in the current Bylaws regarding emergency bylaws if a quorum of the Company’s directors cannot readily be assembled because of some catastrophic event.

REASONS FOR THE ADOPTION OF THE AMENDED BYLAWS

We adopted Amended Bylaws to conform with the amendments made in our Amended and Restated Articles of Incorporation and to ensure that the Amended Bylaws would not be counter productive to our intended Business operations of seeking a merger, acquisition or business combination candidate, while affording shareholders all of the basic protections afforded by Nevada Law.

Actions by Written Consent

NRS Section 320(2) authorizes corporate actions to be taken by written consent of shareholders holding at least a majority of the corporation’s voting power, unless the corporation’s articles of incorporation or bylaws provide otherwise.  Our Board of Directors and the Majority Shareholders believe that the above-referenced amendment to our Bylaws will make it much easier to conduct corporate Business without the delay, expense and effort required to formally call a meeting of shareholders, wait the statutorily required number of days before holding the meeting, reserve a room for the meeting and the like.  All of these obligations, including proxy or information statements, in the aggregate, cost several thousand dollars and several weeks’ time to complete.

Control Shares Acquisitions

Under the Control Share Acquisitions Act, shareholders who acquire a controlling interest in a Nevada publicly-held corporation may not vote their control shares unless the voting rights are approved by the holders of a majority of the voting power of the corporation.  The reasons for these provisions are discussed further above under the caption “Amended and Restated Articles of Incorporation.”  Nevada Law Section 378(1) permits a Nevada corporation to opt out of these provisions through a provision in its articles of incorporation or bylaws.  Our Board of Directors and the Majority Shareholders believe that it will make us a more attractive candidate for a merger, acquisition or business combination transaction if we have opted out of the Nevada Control Share Acquisitions Act.  As of the date hereof, there are no agreements, arrangements or understandings of any kind that would result in a change in control of the Company.

Elimination of Provisions Respecting the Requirements of the 66-2/3% Combined Voting Power of all Outstanding Shares of all Classes or Series of the Company in order to Amend the Articles of Incorporation or the Bylaws and the Provisions Requiring the Board of Directors to Approve any action taken by less that all of our Shareholders

We are eliminating the 66-2/3% to provide that actions may be approved by majority approval of the matters being voted on in accordance with Nevada Law.  Also, the requirement of Board approval of action by less than all of our shareholders was thought by our management to be an abuse of power and contrary to the interests of our shareholders.

The provisions that were deleted from our Bylaws basically related to governing our affairs that are adequately covered by the applicable provisions of Nevada Law.  We do not believe that these deletions will have any adverse effect on the rights of our shareholders.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to the amendments to our Articles of Incorporation; or our Amended and Restated Articles of Incorporation; or our Amended Bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments in our Amended and Restated Articles of Incorporation or our Amended Bylaws, which are not shared by all other shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation and the adoption of our Amended and Restated Articles of Incorporation and Amended Bylaws consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on July 27, 2010, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation and the adoption of our Amended and Restated Articles of

Incorporation and Amended Bylaws when action was taken by written consent and resolution of our Board, was 11,280,140 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of July 27, 2010, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 11,280,140 outstanding shares of our common stock.

Ownership of Officers and Directors and Principal Shareholders

		Number of Shares	Percentage
Name and Address	Position	Beneficially Owned(1)	of Class

Officers and Directors:

Mark C. Burdge	President	5,606,700 (2)	49.7%
4626 North 300 West	Director
Provo, Utah 84606

Del Higginson	Secretary/Treasurer	-0-	0%
4626 North 300 West
Provo, Utah 84606

Directors as a Group:		5,606,700 (1)	49.7%

Principal Stockholders:

Globe Energy Technologies, LLC		5,606,700 (1) (3)	49.70%
5055 N. Edgewood Drive
Provo, UT 84804

Mark Sansom		1,010,000 (3)	8.95%
4061 Power Circle
Salt Lake City, UT 84124

Kelly Trimble		1,912,440 (3)	16.95%
4685 S. Highland Drive, Suite 207
Salt Lake City, UT 84117

David West		918,975	8.15%
5005 Edgewood Drive, Suite 110
Provo, UT 84604

(1)   Includes all shares that could be acquired within 60 days of the date of this Information Statement.

(2)   These shares are held in the record name of Globe Energy Technologies LLC of which Mr. Burdge is the managing member and controls the shares in its name.

(3)  Consenting shareholders who comprise the Majority Shareholders.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of our Company; however we are constantly looking for merger, acquisition or business combinations that would be beneficial to us and our shareholders, and, based upon our limited resources and assets and our current liabilities, any such transaction that was completed would no doubt result in a change in control of our Company.

AMENDMENTS AND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AMENDED BYLAWS AND VOTE REQUIRED FOR APPROVAL

Nevada Law

Section 390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders, may adopt such action without a meeting by written consent.

Provisions in our present Articles of Incorporation and our present Bylaws require 66-2/3% approval of certain actions as outlined herein; and require our Board of Directors to approve actions taken by the written consent of less than all of our shareholders.

Resolutions to effect these amendments were unanimously adopted by our Board of Directors and the Majority Shareholders who are named under the caption “VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.” These resolutions were adopted in compliance with our current Articles of Incorporation and Bylaws.  The Majority Shareholders own approximately 75.6% of our outstanding voting securities; and all directors approved the resolutions, including the right of the Majority Shareholders to take such action by written consent.  No other votes or consents are required or necessary to effect the amendments to our Articles of Incorporation or to adopt the Amended and Restated Articles of Incorporation or our Amended Bylaws.  As required by our current Articles of Incorporation, the Board of Directors authorized the Majority Shareholders to take this action by written consent by less than all of the shareholders as outlined elsewhere herein on July 28, 2010.

Effective Date of Amendment

The effective date of the amendments and our Amended and Restated Articles of Incorporation will be on the opening of business on November 17, 2010, or a date that is 21 days from the mailing of this Information Statement to our shareholders, subject to the filing thereof with the Secretary of State of the State of Nevada.

NOTICE

THE MAJORITY SHAREHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND THESE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED BYLAWS AND OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES PRESENTLY REQUIRED TO ADOPT THESE AMENDMENTS UNDER NEVADA LAW AND OUR CURRENT ARTICLES OF INCORPORATION AND BYLAWS, AND HAVE DONE SO; AND OUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THESE ACTIONS OF THE MAJORITY SHAREHOLDERS. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

October 27, 2010	/S/ MARK C. BURDGE, PRESIDENT
MARK C. BURDGE, PRESIDENT